UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2015

BOOKEDBYUS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176705	26-1679929
(State)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fred Person 619 S. Ridgeley Drive, Los Angeles, CA 90036

(Address of principal executive offices, zip code)

(323) 634-1000
(Registrant's telephone number, including area code)

Nevada Corporation Services Ltd.
4231 Dant Blvd., Reno Nevada 89509-7020
(800) 553-0615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 30, 2015, Seale & Beers CPA's ("Seale & Beers"), notified Bookedbyus Inc., a Nevada corporation (the "Company"), that Seale & Beers had resigned as the independent registered public accounting firm of the Company effective October 30, 2015.

The review of Seale & Beers regarding the Company's balance sheet as of May 31, 2015 and the statements of operations, stockholders' deficit and cash flows for the period then ended contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, or accounting principle.

From the period as of May 31, 2015, the Company had no disagreement with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure, or procedure, which disagreement, if not resolved to the satisfaction of Seale & Beers, would have caused them to make reference thereto in their review on the Company's financial statements for such period. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Seale & Beers a copy of the above disclosures and requested Seale & Beers to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Seale & Beers's response is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Seale & Beers to the Securities and Exchange Commission dated November 5, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKEDBYUS INC.

Date: November 5, 2015	By:	/s/ Fred Person
	Name:	Fred Person
	Title:	President